UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 18, 2013 (July 18, 2013)

OMTHERA PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35869	26-3797738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 State Road Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (908) 741-4399

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.              Termination of Material Definitive Agreement.

In connection with the Merger (as defined below), on July 18, 2013, Omthera Pharmaceuticals, Inc. (the “Company”) paid in full all amounts outstanding and satisfied and discharged its obligations under (i) the Loan and Security Agreement, dated as of March 29, 2013, by and between the Company and Hercules Technology Growth Capital, Inc., a Maryland corporation (“Hercules”), and (ii) the Warrant Agreement to Purchase Shares of Preferred Stock of the Company, effective as of April 1, 2013, issued by the Company to Hercules, and, in each case, the Company terminated its commitments thereunder.

Item 2.01               Completion of Acquisition or Disposition of Assets

On July 18, 2013, pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 27, 2013, by and among the Company, Zeneca Inc., a Delaware corporation (“Zeneca”), and KAFA Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Zeneca (“Merger Sub”), the Company was acquired by Zeneca through a merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Zeneca (the “Surviving Corporation”).

At the effective time of the Merger (the “Effective Time”), (i) each outstanding share of common stock, par value $0.001 per share, of the Company (the “Common Stock”), other than treasury shares, shares of Common Stock held by the Company, Zeneca, Merger Sub or any other subsidiary of Zeneca, and shares for which appraisal was properly demanded, was converted into the right to receive (A) $12.70 in cash, without interest (the “Cash Consideration”), and (B) one contractual contingent value right (a “CVR”), which represents the right to receive one or more contingent payments upon the achievement of certain milestones (together with the Cash Consideration, the “Merger Consideration”), (ii) each outstanding option to purchase Common Stock, whether vested or unvested, was cancelled and (iii) each restricted share of Common Stock was converted into the right to receive the Merger Consideration.  The aggregate Cash Consideration payable in connection with the Merger is approximately $322 million, together with an aggregate of up to $120 million payable pursuant to the CVRs.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on May 28, 2013, and which is incorporated herein by reference.

Item 3.01               Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 18, 2013, in connection with the Merger, the Company notified the NASDAQ Stock Market ( “NASDAQ”) that the Merger had been completed and requested that trading of the Common Stock on NASDAQ be suspended prior to the opening of trading on July 18, 2013.  In addition, the Company requested that NASDAQ file with the SEC an application on Form 25 to delist the Common Stock from NASDAQ and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company intends to file with the SEC a Form 15 to suspend the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03               Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 5.03 is incorporated herein by reference.

Item 5.01               Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, the directors of Merger Sub at the Effective Time became the directors of the Surviving Corporation.  In connection therewith, each of George Horner, David M. Mott, Graziano Seghezzi and Gerald L. Wisler resigned from the Company’s board of directors.  Also in connection with the Merger, the officers of the Company at the Effective Time became the officers of the Surviving Corporation.  Effective immediately following the Effective Time, Gerald L. Wisler and Christian S. Schade will no longer serve in their positions as officers of the Surviving Corporation, and Stephen F. Mohr was elected to serve as President and Chairman of the Surviving Corporation and Mark S. Uhle was elected to serve as Vice President, Finance and Chief Financial Officer of the Surviving Corporation.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the Company’s certificate of incorporation was amended and restated in its entirety.  The amended and restated certificate of incorporation of the Company is attached hereto as Exhibit 3.1 and is incorporated herein by reference.  Immediately following the Effective Time, the bylaws of the Company were amended and restated in their entirety.  The amended and restated bylaws of the Company are attached hereto as Exhibit 3.2 and are incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of May 27, 2013 by and among the Omthera Pharmaceuticals, Inc., Zeneca, Inc. and KAFA Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2013).

3.1	Fourth Amended and Restated Certificate of Incorporation of Omthera Pharmaceuticals, Inc.
3.2	Amended Bylaws of Omthera Pharmaceuticals, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2013	Omthera Pharmaceuticals, Inc.

	By:	/s/ Stephen F. Mohr
Stephen F. Mohr
President and Chairman

Exhibit Index

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of May 27, 2013 by and among the Omthera Pharmaceuticals, Inc., Zeneca, Inc. and KAFA Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 28, 2013).

3.1	Fourth Amended and Restated Certificate of Incorporation of Omthera Pharmaceuticals, Inc.
3.2	Amended Bylaws of Omthera Pharmaceuticals, Inc.